EXHIBIT 99.1

Iconix Brand Group Strengthens Balance Sheet

•	Secures 5-year $300 million term loan to repay 2018 convertible notes

•	Lower interest rate and more flexible terms than previous term loan

NEW YORK, New York—August 2, 2017—Iconix Brand Group, Inc. (Nasdaq: ICON) (“Iconix” or the “Company”), today announced that it has taken significant steps to strengthen its balance sheet and enhance its financial flexibility. The Company has entered into a new five-year $300 million senior secured term loan facility with Deutsche Bank AG. The new $300 million term loan will bear interest at LIBOR + 7.0% per annum. Proceeds will be used to repay the Company’s convertible senior subordinated notes due March 2018 (the “2018 Notes”).

John Haugh, Chief Executive Officer of Iconix, commented, “Strengthening our balance sheet has been a key priority for Iconix, and we are pleased that the financing announced today achieves this objective. In just over a year, we have repaid over $650 million of debt, reducing our leverage ratio by approximately two turns. Because of our improved balance sheet, we have been able to secure financing at more favorable terms than in the past. The interest rate on the new term loan is 300 basis points per annum lower than our previous term loan. Additionally, it provides us with greater financial flexibility and liquidity. This loan demonstrates the confidence the investment community has in Iconix and our go forward strategy.”

In connection with the financing of the new term loan, Guggenheim Securities, LLC is acting as sole lead arranger and White & Case is acting as the Company’s legal advisor.

About Iconix Brand Group, Inc.

Iconix Brand Group, Inc. owns, licenses and markets a portfolio of consumer brands including: CANDIE’S (R), BONGO (R), JOE BOXER (R), RAMPAGE (R), MUDD (R), MOSSIMO (R), LONDON FOG (R), OCEAN PACIFIC (R), DANSKIN (R), ROCAWEAR (R), CANNON (R), ROYAL VELVET (R), FIELDCREST (R), CHARISMA (R), STARTER (R), WAVERLY (R), ZOO YORK (R), UMBRO (R), LEE COOPER (R), ECKO UNLTD. (R), MARC ECKO (R), and ARTFUL DODGER. In addition, Iconix owns interests in the MATERIAL GIRL (R), ED HARDY (R), TRUTH OR DARE (R), MODERN AMUSEMENT (R), BUFFALO (R), and PONY (R) brands. The Company licenses its brands to a network of leading retailers and manufacturers that touch every major segment of retail distribution in both the U.S. and worldwide. Through its in-house business development, merchandising, advertising and public relations departments, Iconix manages its brands to drive greater consumer awareness and equity.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements include projections regarding the Company’s beliefs and expectations about future performance and, in some cases, may be identified by words like “anticipate,” “assume,” “believe,” “continue,”

“could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek” and similar terms or phrases. These statements are based on the Company’s beliefs and assumptions, which in turn are based on information available as of the date of this press release. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement and could harm the Company’s business, prospects, results of operations, liquidity and financial condition and cause its stock price to decline significantly. Many of these factors are beyond the Company’s ability to control or predict. Important factors that could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements include, among others: the ability of the Company’s licensees to maintain their license agreements or to produce and market products bearing the Company’s brand names, the Company’s ability to retain and negotiate favorable licenses, the Company’s ability to meet its outstanding debt obligations and the events and risks referenced in the sections titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent Quarterly Reports on Form 10-Q and in other documents filed or furnished with the Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and, except as required by applicable law, the Company undertakes no obligation to update or revise publicly any forward-looking statements.

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Contact Information:

Jaime Sheinheit

Iconix Brand Group

jsheinheit@iconixbrand.com

212.730.0030